Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-147401, 333-150633, 333-180923, 333-195454, 333-213170, 333-217489, and 333-224491 on Form S-8 of our reports dated February 25, 2021, relating to the consolidated financial statements and financial statement schedule of Teledyne Technologies Incorporated and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended January 3, 2021.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 25, 2021